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                                                                    EXHIBIT 23.3


October 1, 1997



RE: Consent to Use Our Report on Audited Financial Statements as part of an S-3
    Registration Statement.



This letter serves as our consent to inclusion of our report dated March 21, 1997 on the audited financial statements of Healthcare Revenue Management, Inc., a Nevada corporation, for the year ending December 31, 1996.



Very truly yours,



Smith & Company



By:      /s/ ROGER B. KENNARD

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             Roger B. Kennard